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                                                                  Exhibit 10.4

                                      LEASE


         THIS AGREEMENT made as of the 1st day of February, 1990, by and between Lisa S. Cohen of 33 Reservoir Drive, Newton, Massachusetts 02167 and Mark N. Spencer of 1600 Villa Street, #212, Mountainview, California 94041 (hereinafter referred to as the "Landlord") and Uno Restaurants, Inc. a Massachusetts corporation with a principal place of business at 100 Charles Park Road, West Roxbury, Massachusetts 02132, (hereinafter referred to as the "Tenant").

         WITNESSETH that the Landlord does hereby lease to the Tenant, and the Tenant does hereby take and hire from the Landlord, upon the terms and conditions hereinafter set forth, the buildings and land located at and numbered 45 Charles Park Road and 192 and 206 Gardner Street, West Roxbury, Massachusetts (the "Premises"), together with the right to use in common with others entitled thereto the sidewalks, walkways, parking areas, driveways, entrances, hallways, stairways, and elevators, if any. The Premises are let "as is."

         Upon reasonable notice to Tenant, the Landlord also reserves the right of access to any entry on the entire Premises by the Landlord and its agents and for the purpose of making repairs and alterations to the Premises and to the buildings thereon if Landlord so elects.

         1. TERM: The term of this Lease is for a term of fifteen (15) years commencing on February 1, 1990 and expiring on January 31, 2005. The term may be extended by Tenant pursuant to the options to extend set forth in Section 23 of this Lease.

         2. RENT: Tenant agrees to pay to Landlord during the term hereof, in lawful currency of the United States Government, Base Rent, to be paid in twelve
(12) equal monthly installments in advance on the first day of each and every month during the term hereof, in accordance with Schedule A annexed hereto entitled "SCHEDULE OF BASE RENT", and made a part hereof. Base Rent shall be adjusted proportionately for any partial month hereof. Tenant shall also pay to Landlord additional rent, as provided herein, which includes amounts designated as Tax Rent where the context provides, or as otherwise provided.

         3. REAL ESTATE TAXES AND OPERATING EXPENSES: Commencing February 1, 1990, Tenant shall pay to Landlord, as additional rent, the entire (100%) real estate taxes imposed upon the Premises by the municipality in which the Premises are located ("Tax Rent"). Tenant shall pay Landlord Tax Rent within ten (10) days of Landlord's presentation to Tenant by Landlord of a statement of actual taxes due, which statement shall include a copy of .the actual tax bill. In addition, Tenant shall pay all taxes upon its personal property, fixtures, signs and equipment in or upon the Premises.

         The expression "Real Estate Taxes" shall include betterment assessments, so-called rent taxes, and other governmental charges which may be charged, assessed or imposed upon the Premises. The Tenant agrees that if at any time during the term of this lease the methods of taxation for computing assessed value and/or tax rates prevailing at the time of the


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commencement of the term hereof shall be altered so as to cause the whole or any part of the said taxes, assessments, levies, impositions or charges, not or hereafter levied or assessed or imposed on the real estate and the improvements thereon, to be levied, assessed and imposed, wholly or partially as a capital levy or otherwise on the rents received therefrom, or if any tax, corporate franchise assessment, levy, whether municipal, state or federal, imposition or charge or any part or portion thereof shall be measured by or based in whole or in part upon the Premises and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes", to the extent that such impositions would be payable if the Premises were the only property of the Landlord, subject to such imposition, and the Tenant shall pay and discharge the same as herein provided in respect to payment of real estate taxes. Tenant shall not, however, be chargeable hereunder with payment of any estate or inheritance taxes or income taxes, but shall be chargeable with any rent taxes as such or any levy, tax or assessment which has the effect of reducing the method of computing the real estate tax bills applicable to the demised Premises at the time of commencement hereof.

         Tenant shall be responsible for providing and directly paying for all operating expenses of the Premises and for all utilities (as provided in Section
6) and for all repairs and maintenance to the Premises of whatever nature, including structural (as provided in Section 7). In the event, however, that Tenant defaults in its performance or observance of those obligations and Landlord cures such default pursuant to Section 20, Landlord's expenses and costs so incurred shall be deemed additional rent payable upon demand as provided for in Section 20.

         4. PERMITTED USE: The Tenant shall use the Premises primarily for the purposes of general office and other uses incidental-thereto including, but not limited to, the storage of supplies and material associated with Tenant's business. The Tenant shall have the use of the parking spaces presently located on the Premises which shall be used solely for parking by Tenant's employees, invitees, agents and servants, provided, however, that Landlord reserves to itself the right to obstruct temporally all or a portion of such spaces presently located on the Premises, provided, however, that in all events Tenant shall be able to receive goods and deliveries by truck at the Premises at all times during regular business hours without obstruction.

         5. TENANT'S COVENANTS: Tenant hereby covenants with the Landlord: that during the term of this lease and for such further time as the Tenant shall hold or occupy Premises or any part thereof:

                  (a) Tenant will pay to Landlord, or its agents, Base Rent, Tax Rent, and additional rent at such place as Landlord shall from time to time designate.

                  (b) Tenant will also promptly on demand pay the cost of all loss or damage caused or occasioned by any nuisance or negligence made or suffered on said Premises by the Tenant or by the use or escape of water thereon or therefrom.

                  (c) Tenant will keep, and will surrender to the Landlord at the termination of its holding hereunder, however terminated, the Premises, including all fixtures, furniture, equipment and other property of the Landlord on Premises, in as good order, repair and condition as they now are or may be put in hereafter, ordinary wear and tear and damage



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         by fire and other casualty only excepted together with any additions and/or improvements constructed by Tenant; will keep whole the glass in the Premises; will suffer no strip or waste hereof; will not make or suffer any structural alterations or erections to be made in the Premises except with the written consent of the Landlord provided, however, that nonstructural alterations and erections shall be permitted upon prior notice to Landlord, nor any signs or placards to be placed thereon without first obtaining the consent in writing of the Landlord, which consent shall not be unreasonably withheld or delayed; and will comply with all rules and regulations of public authorities and insurance rating bureaus.

                  (d) Tenant will hold Landlord harmless and exonerated against all claims for damages to persons or property on the Premises, however caused, unless caused by neglect or failure of the Landlord or persons for whom it is legally responsible, and all property of Tenant of any kind and nature that may be on the Premises or elsewhere in the buildings during the continuance of this lease or thereafter shall be at the sole risk of the Tenant, unless damage to said property is caused by neglect or failure of the Landlord or persons for whim it is legally responsible.

                  (e) The Tenant will use the Premises only for the use permitted in Section 4 hereof. No trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any by-law or ordinance in force in the municipality in which the Premises are located, including, without limitation, Chapters 21C and 21E of the Massachusetts General laws. Nor will Tenant overload the Premises or permit the use of the Premises in any manner to make void or voidable, or increase the cost of insurance or the Landlord's property caused by Tenant's occupancy or use that is likely to cause unreasonable wear to the buildings of which the Premises are a part, or that may be deemed to or create a public private nuisance.

                  (f) Tenant shall also pay, on demand as additional rent, Landlord's expenses, including reasonable attorneys fees incurred in enforcing any obligations of Tenant under this Lease with which Tenant has wrongfully failed to comply.

                  (g) The following rules and regulations shall be faithfully kept and performed by the Tenant, its agents, servants or visitors:

                           (i) No signs shall be permitted on the roof of the
                  Premises and no projecting signs or signs on the exterior of any building shall be permitted except as approved in writing by the Landlord, which approval shall not be unreasonable withheld or delayed. All approved signs shall meet all applicable sign ordinances and building code requirements of all municipal and state authorities.

                           (ii) All common facilities of the building that are
                  used by the Tenant, its agents, servants or visitors at any time other than regular business hours of the building shall be so used at such person's sole risk.



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                           (iii) Tenant shall dispose of all its rubbish and
                  debris in a clean and neat manner and may, at its expense, place a dumpster on the Premises at a location approved by Landlord.

         6. UTILITIES: The Tenant shall provide, and the Tenant shall pay for, all utilities serving the Premises including without limitations, water and sewer use charges, fire pipe charges, electricity, and gas. Tenant also shall pay for all heat and air conditioning to the Premises. Wherever feasible, at Tenant's expenses such utilities shall be separately metered and billed to Tenant. If Tenant requires additional air conditioning for business machines or other purposes or requires unusual electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment shall be installed and maintained by Tenant at its sole cost and expense but only to the extent that the same are compatible with the building and its mechanical systems. The Landlord shall. not be reasonable for providing any utilities.

         7. REPAIRS AND MAINTENANCE: The Landlord shall not be responsible for any repairs or maintenance to the Premises of whatever nature. The Tenant shall maintain, replace and repair the Premises and all its structural aspects including, but not limited to the roof, exterior walls, foundation, floor slabs supporting beams, as may be necessary to keep them in good condition consistent with the condition of the Premises at the commencement of this Lease. Tenant shall maintain the Premises in good condition and Tenant shall make all such repairs to the Premises and to all systems including, but not limited to, the electrical, heating, air conditioning, ventilating and plumbing systems, windows, glass and elevators, as may be necessary to keep them in good condition consistent with the condition of the Premises at the commencement of this lease. Tenant shall promptly remove show and ice from the Premises including, without limitation, the grounds, sidewalks, driveways and parking areas. Tenant shall maintenance and repair in all respects the grounds, parking areas, sidewalks, driveways and lawns including any landscaped areas.

         8. INSURANCE:

                  (a) Tenant will procure and maintain, at its sole cost and expense, general public liability insurance with respect to the Property and its appurtenances, naming the interest of the Landlord as an additional named insured with companies reasonably satisfactory to Landlord, which said policy or policies shall contain a non-cancelable clause without twenty (20) days written notice to the Landlord, in the amount of $1,000,000.00 for death or injury to two or more persons for a single occurrence; plus $500,000 for property damage.

                  (b) At Landlord's election, Tenant shall procure and maintain, at its sole cost and expense, extended coverage "open perils", fire and casualty insurance and umbrella liability with respect to the Premises designating the interest of the Landlord as an additional named insured in such amounts and with companies reasonably satisfactory to Landlord, which policies shall contain a non-cancelable clause without twenty
         (20) days written notice to Landlord.


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                  (c) Tenant shall deliver to Landlord certificates of such
         insurance at the commencement of the term of' this lease, and each renewal certificate of such policies, at least twenty days prior to the expiration of the policy it renews.

         9. LANDLORD'S ACCESS TO PREMISES: The Landlord or its agents may] from time to time, upon reasonable notice to Tenant, enter the Premises to view them, to show them to prospective purchasers or lenders, and to make repairs on the same or elsewhere in said buildings. During the last six months of the term if it so elects, Landlord may attach and keep on any suitable portion of the Premises a notice for the letting the same, and may show the Premises to prospective tenants of the Premises-at reasonable times, provided none of the foregoing shall unreasonably interfere with the normal business operations of the Tenant.

         10. WAIVERS: No waiver by the Landlord and no assent, express or implied, to any breach on the part of the Tenant of any covenant, agreement, condition or duty shall ever be held or construed as waiver of or consent to any breach of the same or of any other covenant, agreement, condition or duty, in the event of a breach by the Tenant of any covenant, agreement or condition which is conditioned upon the consent or approval of the Landlord, neither the acceptance of rent by the Landlord to take action on account of such breach or to enforce its rights resulting therefrom shall be deemed a waiver, but such breach shall be continuing breach until the written consent or approval of the Landlord is obtained.

         11. QUIET ENJOYMENT: The Landlord covenants that upon paying the rent and other charges herein provided and keeping and performing all agreements and covenants on the part of the Tenant to be performed, the Tenant shall and may peaceably and quietly hold the Premises for the term as aforesaid, subject to applicable building and zoning ordinances or such other laws which are or may become applicable. Tenant acknowledges that this covenant of quiet enjoyment particularly and this Lease generally, contemplate that Tenant shall bear the risk to all lawful constraints upon the Premises, the buildings thereon and the use thereof by all laws, regulations, and judicial or administrative proceedings, including without limitation, pre-existing and/or subsequent conflicts with zoning and other requirements, if any.

         12. DEFAULT:

                  (a) DEFAULT BY TENANT: If Tenant shall (1) fail to pay to Landlord any installment of Base Rent or additional rent as and when the same shall become due and payable, and such default shall continue for ten (10) days after written notice thereof; or (2) fail to perform or observe any covenants or other obligations of Tenant hereunder and such default shall continue for twenty (20) days after written notice thereof or, with respect to a default which is not susceptible of a cure within twenty (20) days, if Tenant. shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence; or (3) if Tenant shall vacate or abandon the Premises for more than twenty (20) days; or (4) if Tenant makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Tenant and is-not dismissed within thirty (30) days, or if Tenant's interest in this Lease is taken on execution or other process of law in any action against Tenant, then, in any such event,


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         each of which shall constitute an event of default hereunder, Landlord shall have any of the following separate remedies, without barring later election of any other remedy:

                           (i) Landlord lawfully may, in addition to any other
                  rights for that or any preceding breach, immediately or at any time thereafter and without demand, notice or process of law, enter upon any part of the Premises in the name of the whole (forcibly if necessary), or mail a notice of termination addressed to Tenant at the Premises, and thereby repossess the same as of Landlord's former estate. Upon such entry of mailing, as the case may be, the Term shall terminate, all executory rights of Tenant and all obligations of Landlord under this Lease shall immediately cease and Landlord may expel Tenant and all persons claiming through Tenant and remove its and their effects (forcibly if necessary) without being deemed guilty of any trespass and without prejudice to any other remedies available for arrears of rent or other breach. Tenant waives any statutory and equitable rights in the nature of further cure or redemption. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord's option (the exercise of such option shall be indicated by the inclusion of the words "notice to quit" in such notice), constitute a statutory notice to quit and waives any further notices to quit or of intention to re-enter. Landlord and Tenant waive trial by jury in any action which they are parties. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

                           (ii) If Landlord terminates this lease for default,
                  Tenant shall reimburse Landlord for all expenses arising out of such termination, including, without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, costs of litigation); all reasonable expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

                           (iii) Landlord may elect by written notice to Tenant
                  within four months following such termination to be indemnified for loss of rent by a lump sum payment representing the amount of rent which would have been .paid in accordance with this Lease for the remainder of the Term minus the aggregate fair market rent payable for the Premises for the remainder of the Term (if less than the rent payable hereunder), estimates as of the date of the termination, and taking into account reasonable projections of vacancy, time required to lease, etc. (For the purpose of calculating the rent which would have been paid under for the lump sum


                                      -6-
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                  payment calculation described heroin, the last full year's additional rent are to be deemed constant for each year thereafter.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted upon the demand of either part, to arbitration as set forth in Section 20 hereof. If, at the end of the stated Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this paragraph, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Base Rent, Tax Rent and additional rent which would have been payable to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's relating expenses which have not been reimbursed by Tenant thereunder). In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this paragraph, Landlord may by notice to Tenant, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the lesser of (i) the aggregate of the Base Rent, Tax Rent and additional rent for the balance of the term had it not been terminated, or
                  (ii) the aggregate thereof for the 12 months ended next prior to such termination, plus in either case the amount of Base Rent, Tax Rent and additional rent of any kind occurred and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section up to the time of payment of such liquidated damages (but not less any amounts of reimbursement).

         13. LATE RENT: If any payment of Base Rent, Tax Rent and additional rent, or other payment due from Tenant to Landlord is not paid within ten (10) days of the due date, then Landlord may, at its option, without notice and in additional to all other remedies hereunder, impose a late charge on tenant equal to one-twelfth of the annual interest on the amount in .question calculated at the prime rate of interest announced from time to time to time by the Bank of New England, plus 5%, for each month and part thereof during which such delinquency continues. Such late charge shall constitute additional rent hereunder payable on demand.

         14. SUBORDINATION: Tenant agrees that upon the request of Landlord, it will subordinate this Lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided however, that the mortgagee shall agree that for as long as the Tenant duly performs all of its obligations under this Lease the mortgagee and its successors will not disturb the possession and other rights of Tenant under this Lease and will accept Tenant as Tenant under the terms and conditions and for the duration of this Lease. Tenant agrees that it will upon the request of Landlord execute, acknowledge and deliver any and all instruments deemed by Landlord necessary desirable to


                                      -7-
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give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demise Premises of any property of such the demised Premises are a part shall be superior or subordinate to this Lease and the lien hereof, Tenant agrees that, if requested by Landlord or by the holder of such mortgage, it will attorn to the holder of such mortgage or anyone claiming such holder and their respective successors and assigns in the event of a foreclosure of or similar action taken under such mortgage.

         15. SUBROGATION: Each party will, on request of the other, when it can be arranged without affecting the requested party's right to settle losses and receive proceeds and without cost, cause the requested party's fire and casualty insurance with respect to the demised Premises and property therein to be so written that the insurer will not have rights of subrogation against the requesting party. Each party hereby waives any right of recovery against the other for loss or injury to the extent the waiving party is protected by insurance so written.

         16. DAMAGE BY FIRE OR OTHER CASUALTY: If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Premises) to repair or cause to be repaired such damage, provided, however, in respect of such alterations, decorations, additions and improvements originally made or installed by tenant at Tenant's expense, as shall have been damaged by such fire or other casualty and which (in the judgement of Landlord) can more effectively be repaired as an integral part of the repair work on the Premises, that the repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord due at Tenant's expense. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Base Rent, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if such casualty shall able so extensive that the restoration or repair cannot be effected within nine months from the date upon which insurance proceeds become available then Tenant may terminate this Lease by notifying Landlord of such election and provided, further that if Landlord or any mortgagee of the Premises shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent and no right to terminate hereunder. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.


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         If, at any time the Premises is so damaged by fire or other casualty
(whether or not insured) that substantial alteration or reconstruction or demolition of the Premises shall in Landlord's judgment be required; or if at any time damage to the Premises occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be used for the repair or replacement thereof and Landlord decides not to repair such damage, then and in any of such events, this Lease and the Term may be terminated at the election of Landlord by notice to Tenant within 90 days of such casualty or within such longer time as may be required by Landlord to complete arrangements with any mortgagee regarding such casualty, terminating the Term not less than 30 days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the Term shall expire as of the date specified in the notice as though that were the date originally stipulated. in Section ! for the end of the Tern and the annual Base Rent, Tax Rent and additional rent shall be proportioned as of such date.

         17. EMINENT DOMAIN: In case during the Term all or any substantial part of the Premises are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding that Landlord's entire interest may have been divested, by notice given to Tenant within 90 days after the election to terminate arises specifying the effective date of such termination. The effective date of termination specified by Landlord shall not be less than five (5) nor more than thirty (30) days after the date of notice of such termination. In case during the term, fifty percent (50%) or more of the Property is taken by eminent domain or condemnation, the Tenant may elect to terminate this Lease by notice given to Landlord with sixty (60) days after the election to terminate arises specifying the effective date of termination which shall be not less than ten (10) nor more than thirty days after the notice of such termination unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provision. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which provision of this section) to put the Premises, or what may remain thereof, into proper condition for use and occupation and just portion of the Base Rent, Tax Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the are of the Premises, a just proportion of the Base Rent, Tax Rent and additional rent shall be abated for the remainder of the Term.

         Except for Tenant's relocation expenses (specifically so designated) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuant of public or other authority. Tenant hereby release and assigns to Landlord all Tenant's rights to such awards and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

         18. ASSIGNMENT, SUBLETTING: Tenant shall not assign this Lease or sublet or license the Premises or any portion thereof (or advertise the Premises for assignment or subletting) or permit the occupancy of all or any portion of the Premises by anybody other than

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Tenant (all or any of the foregoing actions are sometimes collectively referred to as an "assignment") without obtaining, or each occasion, the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed. Tenant's request for consent to any such assignment shall include (i) a description of the proposed tenant and the nature of its business and (ii) a copy of such proposed tenant's most recent profit and loss statement and balance sheet prepared according to generally accepted accounting principles and certified by an officer of such proposed tenant, (iii) a description of all of the terms of the proposed assignment, and (iv) a copy of the proposed instrument of assignment or sublease.

         In the event of the proposed assignment or subletting or licensing of the whole or any portion of the Premises, Landlord shall have the right in lieu of consenting to such assignment or subletting or licensing, to terminate the Lease upon ninety (90) days prior written notice to Tenant, provided that upon receipt of such notice, Tenant may withdraw its request for consent, in which event this Lease shall continue in full force and effect. In the event of such termination Tenant shall be released of all further obligation, hereunder as of the date of termination.

         If Tenant does not make an assignment hereunder, and if the aggregate rent and other charges payable to Tenant under such assignment less the out of-pocket costs to Tenant of such transaction exceed the rent and other charges paid hereunder, Tenant shall pay to Landlord, as additional rent on a monthly basis one hundred percent (100%) of the amount of such excess.

         Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed assignment, including fees for review of documents. Notwithstanding any such assignment, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

         If an assignment occurs, Landlord may, at any time and from time to time require that such assignee, subtenant, licensee or occupant (collectively, an "assignee") agree directly with Landlord to be liable, jointly and severally with Tenant, for the performance of all. of Tenant's agreements under this lease (including without limitation payment of rent). Landlord may collect rent and other charges from the Assignee and apply the net amount collected to the rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of the provisions of this Section or the acceptance of the assignee as a Tenant, or a release of Tenant from direct and primary liability for the further performance of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment shall not relieve Tenant from obtaining the express consent of Landlord to any further assignment.

         19. NOTICES: All notices and other communications authorized or required hereunder shall be in writing, and shall be given by mailing the same by registered or certified mail, postage prepaid, return receipt requested, and any such notice or other communication shall be deemed given when mailed to the Landlord or to the Tenant at the address set forth on Page one hereof, or to such other place as may be designated by written notice given to either party. alternatively, notices authorized or required hereunder may be given by delivery in hand, effective on receipt, to the Landlord or Tenant at their addresses set forth on page one hereof or to such other place as may be designated by written notice. As to notice intended for Landlord, a copy shall be delivered as aforesaid to Michael B. Cohen, Esquire at 1148 Centre Street, Suite 305, Newton, Massachusetts 02159.

         20. FAILURE OF PERFORMANCE: If the Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed other than Tenant's obligation to pay money, and shall not cure such default within fifteen (15) days after notice from the Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), the Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of the Tenant, and any amount paid or any contractual liability incurred by the Landlord in so doing shall be deemed paid or incurred for the account of the Tenant who shall reimburse the Landlord on demand or save the Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonable necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If the Tenant shall fail to reimburse the Landlord upon demand for any amount paid or so incurred, such amounts shall bear interest at the annual rate of fifteen (15%) percent or five percent over the prime rate announced from time to time by the Bank of New England, whichever is greater; and such amounts shall be recoverable as additional rent.

         21. SUCCESSORS AND ASSIGNS: The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this lease, shall mean, where the context requires or admits, the persons named heroin as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this Lease contained on the part of the Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall be binding upon Tenant and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns. The word "Landlord", as used heroin, means only the owner for the time being of Landlord's interest in this Lease, that is, in the event of any transfer of Landlord's interest in this Lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after and observance of said agreements and conditions.

         If all or any part of Landlord's interest in this Lease shall be held by a trust, no trustee, shareholder or beneficiary of said trust shall be personally liable for any of the covenants, or agreements, express or implied, hereunder. Landlord's covenants and agreements shall be binding upon the trustees of said trust as trustees as aforesaid and not individually and upon the trust estate. Without limiting the generality of the foregoing, and whether or not all or any part of Landlord's interest in this Lease shall be held by a trust, Tenant specifically agrees to look solely to Landlord's interest in the Premises for recovery of any judgment from Landlord; it being specifically agreed that Landlord shall never otherwise be personally liable for any such judgment.

         22. SURRENDER: The Tenant shall at the expiration or other termination of this Lease remove all Tenants goods and effects from the Premises (including all signs). Tenant shall deliver the Premises and all keys, locks thereto and other fixtures connected therewith, and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Tenant's failure to remove any of Tenant's property from the Premises, Landlord is hereby authorized without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain the same under Landlord's control. Any property not so removed within thirty (30) days after the expiration or termination hereof may, at Landlord's election, be deemed to be abandoned by Tenant.

         23. TENANT'S OPTION TO EXTEND:

                  (a) Tenant shall have the right, at its election, to extend the original term of this Lease for three additional periods, each of five (5) years, commencing upon the expiration of the original term, or the subsequent extended term if extended, provided that Tenant shall give Landlord written notice of the exercise of its election at least six (6) months prior to the beginning of such period of extension, and provided further that Tenant shall not, at the time of giving notice or at the commencement date of any extended term, be in default beyond any applicable cure period in the performance or observance of an of the terms and agreements in this Lease to be performed or observed on the part of Tenant. Tenant shall not have an option for a second or third extension unless it duly exercises its respective first and second extension rights and is in possession of the premises throughout such prior period.

                  (b) Except as expressly otherwise provided in this Lease, all agreements and conditions in this Lease shall apply to such additional periods to which the original term shall be extended as aforesaid except there shall be no right to extend the Lease beyond the expiration of the third extended term. If Tenant shall give notice of the exercise of the election in the manner and within the time provided aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord.

                  (c) The Tenant shall pay, as Base Rent, the amount calculated pursuant to Schedule A hereof during any extended Lease period hereunder, together with Tax Rent and additional rent.

         24. ADDITIONAL COVENANTS: The parties hereto do further covenant and agree with each other as follows:

                  (a) All rent shall be deemed due without billing or demand and without right of set-off counterclaim or deduction for any reason whatsoever. All payments shall be payable to Landlord at the address specified on Page one hereof, or to such other entities or at such other places as Landlord may from time to time designate.

                  (b) The prevailing party in any litigation shall be entitled to reasonable attorneys fees incurred in enforcing any obligation under this Lease or in curing any default under this Lease.

                  (c) Tenant agrees, upon written request from the Landlord, from time to time, to execute written certification to Landlord, or any mortgagee, or any prospective buyer, that this Lease is in full force and effect without amendment (or with such changes as may then be effective, which shall be stated in the certificate, that Tenant has no defense, offset as counterclaim against its rent payment or obligations hereunder, the dates to which rent and other charges have been paid, and that neither Landlord nor tenant is in default under this Lease (or specifying any default of either party in detail in the certificate). Landlord agrees upon written request from Tenant, from time to time to furnish a similar certificate to Tenant. Any prospective purchaser or mortgagee may rely on such certifications.

                  (d) Tenant warrants to Landlord that it has not dealt with any broker in connection with this Lease, Tenant shall indemnify and hold Landlord harmless for any claim, loss or damage (including reasonable legal fees) resulting from the falsity of the aforesaid representation.

                  (e) Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment, alleged to have been furnished to or for the Tenant in, upon or about the Premises.

                  (f) Tenant agrees that it will not record this Lease, or any part thereof. Any recording of this Lease shall ipso facto void the Lease at Landlord's option. Notwithstanding the above, upon request of one party, the other party shall sign a Statutory Form on Notice of Lease which may be duly recorded.

                  (g) Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to a successor or assign of the Tenant is not intended to constitute a consent to assign rent by Tenant except if Landlord has given express written consent to such assignment sublease or License as provided herein.

                  (h) The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery thereof by both the Landlord and the Tenant. This Lease, when executed by both parties, shall supersede any previous negotiations or understandings.

                  (i) This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the Landlord and Tenant.

                  (j) This Lease is made pursuant to and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (k) If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (including the remainder of such provisions) and the application thereof to the persons or circumstances shall not be affected thereby.

                  (l) If Landlord receives a bonafide offer by a third party. to purchase the Premises, and Landlord desires to accept said offer, Landlord shall submit a true copy of said offer to Tenant with an appropriate notice to Tenant. If Tenant desires to purchase the Premises upon the same terms as those set forth in said offer, Tenant must notify Landlord of Tenant's election to so purchase the Premises within ten (10) business days after Tenant's receipt of notice from Landlord, in which event Landlord and Tenant shall proceed in accord with the terms of said offer.

         WITNESS the execution of, under seal, as of the day and year first above written.

                                      Mark N. Spencer



LANDLORD                              By: /s/ LISA S. COHEN
                                         ---------------------------------------
                                         Lisa S. Cohen, u/p/a dated
                                         January 30, 1990


                                          /s/ LISA S. COHEN
                                         ---------------------------------------
                                         Lisa S. Cohen, Individually


TENANT                                UNO RESTAURANTS, INC.


                                      By: /s/ CRAIG S. MILLER
                                         ---------------------------------------
                                         Craig S. Miller, President




                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                    February 1, 1990

         Then personally appeared the above-named Lisa S. Cohen, and acknowledged the foregoing instrument to be her free act and deed individually and as attorney in fact for me,

                                          /s/
                                         ---------------------------------------
                                         Notary Public
                                         My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                    February 1, 1990

         Then appeared the above-named Craig S. Miller, the duly elected and authorized President of Uno Restaurants, Inc., the Tenant hereinabove, and acknowledged the above instrument to be the free act and dead of such corporation, before me,

                                          /s/
                                         ---------------------------------------
                                         Notary Public
                                         My Commission Expires:

                                   SCHEDULE A

                              SCHEDULE OF BASE RENT

Base Rent shall be as follows:

     YEARS                 ANNUALLY                 MONTHLY
     -----                 --------                 -------
        1-5               $106,800.00              $ 8,900.00
       6-10               $128,160.00              $10,680.00
      11-15               $153,792.00              $12,816.00

         During any extended term of this Lease, Base Rent shall be an amount equal to one hundred and twenty percent (120%) of the Base Rent for the prior (initial or prior extended) term of this Lease. Tenant shall, as well continue to pay tax rent, additional rent and all other sums payable consistent with the terms of this lease.